Boise Cascade Corporation
                       Computation of Per Share Earnings

                                                     Three Months Ended           Six Months Ended
                                                           June 30                     June 30
                                                   _______________________    _______________________
                                                      1998          1997         1998          1997
                                                   _________     _________    _________     _________
                                                    (expressed in thousands, except per share amounts)

Net loss as reported, before cumulative effect
  of accounting change                             $ (63,950)    $ (16,230)   $ (64,400)    $ (31,440)
  Preferred dividends                                 (3,518)       (9,584)      (8,579)      (19,297)
  Excess of Series F Preferred Stock redemption
    price over carrying value                            -             -         (3,958)          -
                                                   _________     _________    _________     _________
Basic loss before cumulative effect of
  accounting change                                  (67,468)      (25,814)     (76,937)      (50,737)
Cumulative effect of accounting change                   -             -         (8,590)          -
                                                   _________     _________    _________     _________
  Basic loss                                       $ (67,468)    $ (25,814)   $ (85,527)    $ (50,737)
                                                   =========     =========    =========     =========
Basic loss before cumulative effect of
  accounting change                                $ (67,468)    $ (25,814)   $ (76,937)    $ (50,737)
  Preferred dividends eliminated                       3,486         6,882        7,106        13,892
  Supplemental ESOP contribution                      (2,979)       (2,988)      (6,073)       (6,067)
                                                   _________     _________    _________     _________
Diluted loss before cumulative effect of
  accounting change                                  (66,961)      (21,920)     (75,904)      (42,912)
Cumulative effect of accounting change                   -             -         (8,590)          -
                                                   _________     _________    _________     _________
Diluted loss                                       $ (66,961)    $ (21,920)   $ (84,494)    $ (42,912)
                                                   =========     =========    =========     =========

Average shares outstanding used to determine
  basic loss per common share                         56,316        48,601       56,279        48,557
    Stock options, net                                   304           448          274           415
    Series G conversion preferred stock                  -           6,898          -           6,903
    Series D convertible preferred stock               4,418         4,560        4,439         4,592
                                                   _________     _________    _________     _________
Average shares used to determine diluted
 loss per common share                                61,038        60,507       60,992        60,467
                                                   =========     =========    =========     =========

Net loss per common share
  Basic loss before cumulative affect of
    accounting change                                 $(1.20)       $ (.53)      $(1.37)       $(1.04)
  Cumulative affect of accounting change                 -             -         $ (.15)          -
                                                      ______        ______       ______        ______
  Basic net loss per common share                     $(1.20)       $ (.53)      $(1.52)       $(1.04)
                                                      ======        ======       ======        ======
  Diluted loss before cumulative effect of
    accounting change                                 $(1.10)       $ (.36)      $(1.24)       $ (.71)
  Cumulative affect of accounting change                 -             -         $ (.14)          -
                                                      ______        ______       ______        ______
  Diluted net loss per common share                   $(1.10)       $ (.36)      $(1.38)       $ (.71)
                                                      ======        ======       ======        ======

(1)	Because the computation of diluted loss per common share was antidilutive, the diluted loss per common share reported for the three and six months ended
June 30, 1998 and 1997, was the same as basic loss per common share.